Exhibit 99.1

MANITEX INTERNATIONAL REPORTS

THIRD QUARTER 2024 RESULTS

Bridgeview, IL, November 7, 2024 – Manitex International, Inc. (Nasdaq: MNTX) (“Manitex” or the “Company”), a leading international provider of truck cranes, specialized industrial equipment, and construction equipment rental solutions to infrastructure and construction markets, today reported financial results for the three months ended September 30, 2024.

THIRD QUARTER 2024 RESULTS

(all comparisons versus the prior year period unless otherwise noted)

•	Net revenue of $66.5 million

•	Gross profit of $16.0 million; gross margin of 24.1%

•	Net Income of $0.4 million; Adjusted Net Income of $1.8 million, or $0.09 per diluted share

•	Adjusted EBITDA of $8.5 million; Adjusted EBITDA margin of 12.8%

•	On September 12, announced an agreement to be acquired by Tadano, Ltd. (“Tadano”) for $5.80 in cash per share

THIRD QUARTER 2024 PERFORMANCE

Manitex reported net revenue of $66.5 million for the third quarter 2024, down 6.7% from net revenue of $71.3 million for the same period last year owing primarily to a revenue decline in sales of aerial work platforms and chassis sales, partially offset by growth in the Rental segment.

Lifting Equipment Segment revenue was $57.3 million during the third quarter 2024, a decrease of 10.1%, versus the prior-year period. The revenue decrease was a result of the aforementioned lower sales of aerial work platforms and chassis sales.

Rental Equipment Segment revenue was $9.3 million in the third quarter 2024, an increase of 22.0% versus the prior year, driven by strong end-market demand and investments in rental fleet growth.

Total gross profit was $16.0 million in the third quarter, a decrease of 3.4% from the prior-year period, as revenue headwinds were partially offset by lower material costs driven by supply chain initiatives and increased contribution from the Rental segment. As a result of these factors, gross profit margin increased 83 basis points to 24.1% during the third quarter 2024.

SG&A expense was $9.9 million for the third quarter, down from $10.5 million for the comparable period last year. R&D costs of $0.7 million were down from $0.9 million from last year.

Operating income was $4.4 million for the third quarter 2024, compared to $5.2 million for the same period last year. Third quarter 2024 results include transaction costs of $1.0 million related to the pending acquisition by Tadano. Third quarter operating margin was 6.7%, compared to 7.3% in the prior year period.

Net income was $0.4 million, or $0.02 per diluted share, for the third quarter 2024, compared to a net income of $1.7 million, or $0.08 per diluted share, for the same period last year.

Adjusted EBITDA was $8.5 million for the third quarter 2024, or 12.8% of sales, compared to adjusted EBITDA of $8.5 million, or 11.9% of sales, for the same period last year. See Non-GAAP reconciliations in the appendix of this release.

As of September 30, 2024, total backlog was $97 million, down from $170 million at the end of the fourth quarter 2023.

BALANCE SHEET AND LIQUIDITY

As of September 30, 2024, total debt was $88.2 million. Cash and cash equivalents as of September 30, 2024, were $4.5 million, resulting in net debt of $83.7 million. Net leverage was 2.5x at the end of the third quarter 2024, down from 2.9x at the end of fourth quarter 2023.

TADANO ACQUISITION

On September 12, 2024, the Company entered into a definitive agreement to be acquired by Tadano, Ltd. (“Tadano”) in an all-cash transaction at an equity value of $123 million and total transaction value of $223 million, including outstanding debt.

Under the terms of the transaction, Manitex shareholders will receive $5.80 per share in cash. Upon completion of the transaction, Manitex’s shares will no longer trade on NASDAQ or any other public market. The transaction is expected to close early in the first quarter of 2025, subject to approval by Manitex shareholders, receipt of regulatory approvals and other customary closing conditions. Please see “No Offer or Solicitation,” “Additional Information Regarding the Merger and Where to Find It” and “Certain Information Regarding Participants in the Solicitation” below for important additional information regarding the proposed merger and related matters.

Given the Company’s pending acquisition by Tadano, Manitex is not hosting a conference call to discuss its third quarter financial results, and the Company is no longer providing financial guidance.

NON-GAAP FINANCIAL MEASURES AND OTHER ITEMS

In this press release, we refer to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our condensed consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditures and working capital requirements and the ongoing performance of its underlying businesses. A reconciliation of Adjusted GAAP financial measures is included with this press release. All per share amounts are on a fully diluted basis. The quarterly amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of the dates indicated.

ABOUT MANITEX INTERNATIONAL

Manitex International is a leading provider of mobile truck cranes, industrial lifting solutions, aerial work platforms, construction equipment and rental solutions that serve general construction, crane companies, and heavy industry. The company engineers and manufactures its products in North America and Europe, distributing through independent dealers worldwide. Our brands include Manitex, PM, Oil & Steel, Valla, and Rabern Rentals.

NO OFFER OR SOLICITATION

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of Manitex or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

ADDITIONAL INFORMATION REGARDING THE MERGER AND WHERE TO FIND IT

This communication relates to the proposed merger involving Manitex, Tadano and Lift SPC Inc. (“Merger Sub”)., whereby Merger Sub shall be merged with and into Manitex (the “proposed merger”), with Manitex as the surviving corporation. The proposed merger will be submitted to the shareholders of Manitex for their consideration at a special meeting of the shareholders. In connection therewith, Manitex intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to Manitex’s shareholders when it becomes available, together with a proxy card, and a transaction statement on Schedule 13e-3 that will be filed jointly with Tadano. Manitex and Tadano may also file other relevant documents with the SEC regarding the proposed merger. INVESTORS AND SHAREHOLDERS ARE URGED, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, TO READ THE DEFINITIVE PROXY STATEMENT, SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto, the Schedule 13e-3 filing and other documents containing important information about Manitex, Tadano and the proposed merger, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the documents filed with the SEC can also be obtained on Manitex’s website at www.manitexinternational.com or by contacting Manitex’s Corporate Secretary at (708) 237-2052 or InvestorCom LLC, Manitex’s proxy solicitor, at (877) 972-0090 or proxy@investor-com.com.

This communication may be deemed to be solicitation material in respect of the proposed merger contemplated by the Merger Agreement.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Manitex, Tadano and certain of their directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Manitex’s directors and executive officers is contained in Manitex’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of shareholders, filed with the

SEC on April 29, 2024, the proxy statement supplement, which was filed with the SEC on June 18, 2024, and Manitex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 and in subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement, Schedule 13e-3 and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

MNTX@val-adv.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash	$4,246	$9,269
Cash – restricted	215	212
Trade receivables (net)	47,275	49,118
Other receivables	1,394	553
Inventory (net)	84,180	82,337
Prepaid expenses and other current assets	3,725	4,084

Total current assets	141,035	145,573

Total fixed assets, net of accumulated depreciation of $35,000 and $29,751 at September 30, 2024 and December 31, 2023, respectively	51,696	49,560
Operating lease assets	7,344	7,416
Intangible assets (net)	9,897	12,225
Goodwill	37,551	37,354
Deferred tax assets	3,358	3,603

Total assets	$250,881	$255,731

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$44,012	$47,644
Accrued expenses	13,935	14,503
Related party payables (net)	—	27
Revolving term credit facilities	1,820	2,185
Notes payable (net)	21,087	23,343
Current portion of finance lease obligations	670	605
Current portion of operating lease obligations	2,166	2,100
Customer deposits	2,155	2,384

Total current liabilities	85,845	92,791

Long-term liabilities
Revolving term credit facilities (net)	48,625	49,781
Notes payable (net)	13,727	16,249
Finance lease obligations (net of current portion)	2,272	2,777
Operating lease obligations (net of current portion)	5,177	5,315
Deferred tax liability	5,505	4,145
Other long-term liabilities	3,473	4,989

Total long-term liabilities	78,779	83,256

Total liabilities	164,624	176,047

Commitments and contingencies
Equity
Preferred stock—Authorized 150,000 shares, no shares issued or outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock—no par value 25,000,000 shares authorized 20,397,358 and 20,258,194 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	135,274	134,328
Additional paid-in capital	5,670	5,440
Retained deficit	(61,782)	(65,982)
Accumulated other comprehensive loss	(3,675)	(4,169)

Equity attributable to shareholders of Manitex International	75,487	69,617
Equity attributed to noncontrolling interest	10,770	10,067

Total equity	86,257	79,684

Total liabilities and equity	$250,881	$255,731

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$66,544	$71,331	$216,122	$212,736
Cost of sales	50,519	54,746	166,053	166,806

Gross profit	16,025	16,585	50,069	45,930
Operating expenses
Research and development costs	711	861	2,494	2,512
Selling, general and administrative expenses	9,894	10,545	32,138	32,342
Transaction costs	985	—	985	—

Total operating expenses	11,590	11,406	35,617	34,854

Operating income	4,435	5,179	14,452	11,076
Other income (expense)
Interest expense, net	(2,082)	(1,856)	(5,715)	(5,517)
Foreign currency transaction loss	(761)	(883)	(1,590)	(1,656)
Other income (expense)	35	196	52	(541)

Total other expense	(2,808)	(2,543)	(7,253)	(7,714)

Income before income taxes	1,627	2,636	7,199	3,362
Income tax expense	874	742	2,296	962

Net income	753	1,894	4,903	2,400

Net income attributable to noncontrolling interest	326	194	703	243

Net income attributable to shareholders of Manitex International, Inc.	$427	$1,700	$4,200	$2,157

Income per share
Basic	$0.02	$0.08	$0.21	$0.11
Diluted	$0.02	$0.08	$0.21	$0.11
Weighted average common shares outstanding
Basic	20,397,358	20,252,114	20,350,315	20,193,696
Diluted	20,397,358	20,254,830	20,384,585	20,196,255

Net Sales and Gross Margin

	Three Months Ended
	September 30, 2024		June 30, 2024		September 30, 2023
	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$66,544	$66,544	$76,235	$76,235	$71,331	$71,331
% change Vs Q2 2024	(12.7%)	(12.7%)
% change Vs Q3 2023	(6.7%)	(6.7%)
Gross margin	16,025	16,025	17,161	17,161	16,585	16,585
Gross margin % of net sales	24.1%	24.1%	22.5%	22.5%	23.3%	23.3%

Backlog

	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Backlog from continuing operations	97,277	115,811	154,182	170,286	196,872
Change Versus Current Period		(16.0%)	(36.9%)	(42.9%)	(50.6%)

Backlog is defined as orders for equipment which have not yet shipped as well as orders by foreign subsidiaries for international deliveries. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand.

Backlog is not necessarily indicative of sales to be recognized in a specified future period.

Reconciliation of Net Income Attributable to Shareholders of Manitex International, Inc. to Adjusted Net Income

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net income attributable to shareholders of Manitex International, Inc.	$427	$1,490	$1,700
Adjustments, including net tax impact	1,372	713	1,222
Adjusted net income attributable to shareholders of Manitex International, Inc.	$1,799	$2,203	$2,922
Weighted diluted shares outstanding	20,397,358	20,392,756	20,254,830
Diluted earnings per share as reported	$0.02	$0.07	$0.08
Total EPS effect	$0.07	$0.04	$0.06
Adjusted diluted earnings per share	$0.09	$0.11	$0.14

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net Income	$753	$1,719	$1,894
Interest expense	2,082	1,840	1,856
Tax expense	874	1,178	742
Depreciation and amortization expense	2,767	2,651	2,739

EBITDA	$6,476	$7,388	$7,231
Adjustments:
Stock compensation	$269	$360	$457
FX	761	353	883
Deal costs	985	—	—
Pension settlement	—	—	(118)

Total Adjustments	$2,015	$713	$1,222

Adjusted EBITDA	$8,491	$8,101	$8,453

Adjusted EBITDA as % of sales	12.8%	10.6%	11.9%

Net Debt

	September 30, 2024	June 30, 2024	September 30, 2023
Total cash & cash equivalents	$4,461	$5,303	$4,876
Notes payable - short term	$21,087	$21,153	$18,640
Current portion of finance leases	670	651	579
Notes payable - long term	13,727	14,064	20,857
Finance lease obligations - LT	2,272	2,444	2,940
Revolver, net	50,445	50,923	48,259

Total debt	$88,201	$89,235	$91,275

Net debt	$83,740	$83,932	$86,399

Net debt is calculated using the Consolidated Balance Sheet amounts for current and long-term portion of long-term debt, capital lease obligations, notes payable, and revolving credit facilities minus cash and cash equivalents.